Exhibit 4.151

AMENDMENT NO. 1

TO

AMENDED AND RESTATED DECLARATION OF TRUST

OF NB CAPITAL TRUST III

Dated as of November 7, 2011

AMENDMENT NO. 1, dated as of November 7, 2011 (“Amendment”), to the Amended and Restated Declaration of Trust of NB CAPITAL TRUST III (the “Trust”), dated as of January 22, 1997 (as amended, the “Declaration”), by and among the Regular Trustees signatory thereto (the “Regular Trustees”), THE BANK OF NEW YORK MELLON (formerly known as The Bank of New York) (the “Property Trustee”), BNY MELLON TRUST OF DELAWARE (formerly known as The Bank of New York (Delaware)) (the “Delaware Trustee”), BANK OF AMERICA CORPORATION (successor to NationsBank Corporation), a Delaware corporation (the “Sponsor”), and by the holders, from time to time, of undivided beneficial interests in the assets of the Trust to be issued pursuant to the Declaration. Capitalized terms used but not defined herein shall have the meanings ascribed thereto under the Declaration.

WHEREAS, Section 12.1(g) of the Declaration provides that the Declaration may be amended without the consent of the Holders of the Securities to, among other things, cure any ambiguity or to correct or supplement any provision in the Declaration that may be defective or inconsistent with any other provision of the Declaration;

WHEREAS, pursuant to Section 12.1(a) of the Declaration, the Regular Trustees may enter into a written instrument in order to amend the Declaration; provided, however, that if the amendment affects the rights, powers, duties, obligations or immunities of the Property Trustee or Delaware Trustee, then the amendment must also be executed by the Property Trustee or Delaware Trustee;

WHEREAS, the Sponsor desires and hereby directs the Regular Trustees to enter into this Amendment to amend Section 4(f)(v) of Annex I to the Declaration as provided herein to cure any ambiguity and correct the inconsistent and defective language contained therein (the “Declaration Amendment”);

WHEREAS, the Declaration Amendment contained herein shall not affect the rights, powers, duties, obligations or immunities of the Property Trustee or Delaware Trustee;

WHEREAS, the Sponsor has duly authorized the execution and delivery of this Amendment, subject to the terms and conditions described herein;

WHEREAS, the Property Trustee has received an Officers’ Certificate pursuant to Section 12.1(b) of the Declaration from each of the Sponsor and the Trust that this Amendment is permitted by, and conforms to, the terms of the Declaration (including the terms of the Securities);

WHEREAS, the Property Trustee has received an opinion of counsel that this Amendment is permitted by, and conforms to, the terms of the Declaration (including the terms of the Securities);

WHEREAS, the Sponsor has requested that the Regular Trustees execute and deliver this Amendment;

WHEREAS, all requirements necessary to make this Amendment a valid and legally binding instrument in accordance with its terms and the terms of the Declaration have been duly satisfied and authorized in all respects.

NOW, THEREFORE, the Sponsor and Regular Trustees covenant and agree as follows:

ARTICLE I

Amendment to the Declaration

Section 1.01. Section 4(f)(v) of Annex I to the Declaration shall be amended and restated in its entirety so that, as amended and restated, it shall read as follows:

(v) Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), the Sponsor or any of its subsidiaries may at any time and from time to time purchase outstanding Capital Securities by tender, in the open market or by private agreement.

ARTICLE II

Miscellaneous

Section 2.01 The Declaration Amendment in this Amendment shall be effective as of the date hereof as to, and binding upon the Holders of, all Securities outstanding, as well as any and all Securities hereafter issued.

Section 2.02 Except as hereby expressly modified, the Declaration is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Amendment shall take effect on the date hereof.

Section 2.03 Upon the effective date of this Amendment, entries in the Declaration’s table of contents and cross-references to provisions in the Declaration that have been amended as a result of the Declaration Amendment shall be deemed amended.

Section 2.04 If any provision of this Amendment, or the application of such provision to any Person or circumstance, shall be held invalid, the remainder of this Amendment, or the application of such provision to Persons or circumstances other than those to which it is held invalid, shall not be affected thereby.

Section 2.05 This Amendment may contain more than one counterpart of the signature page and this Amendment may be executed by the affixing of the signature of each of the Sponsor or Regular Trustees to one of such counterpart signature pages. All of such counterpart signature pages shall be read as though one, and they shall have the same force and effect as though all of the signers had signed a single signature page.

Section 2.06 This Amendment and the rights of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware and all rights and remedies shall be governed by such laws without regard to the principles of conflict of laws.

Section 2.07 Headings contained in this Amendment are inserted for convenience of reference only and do not affect the interpretation of this Amendment or any provision hereof.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.

BANK OF AMERICA CORPORATION,
as Sponsor

By:	/s/ ANGELA C. JONES
	Name:	Angela C. Jones
	Title:	Senior Vice President

/s/ ANGELA C. JONES
Angela C. Jones,
as Regular Trustee

/s/ TIMOTHY L. PRATT
Timothy L. Pratt,
as Regular Trustee

/s/ LEONOR SUAREZ
Leonor Suarez,
as Regular Trustee

AMENDMENT NO. 1 TO AMENDED AND RESTATED

DECLARATION OF TRUST OF NB CAPITAL TRUST III